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                                                                      Exhibit 23





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-99810), Registration Statement on Form S-4 (No. 33-80881) and the Registration Statements on Form S-8 (Nos. 33-40509, 33-41337, 33-35750, 33-76804, 33-76806, 333-04284 and 333-09889) of TETRA Technologies, Inc of our
report dated February 17, 1998 with respect to the consolidated financial statements and schedule of TETRA Technologies, inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1997.



                                                               ERNST & YOUNG LLP

Houston, Texas
March 23, 1998